Exhibit 99.1

Blockbuster Reports Second Quarter 2010 Financial Results and Announces New Forbearance

Agreement as it Continues to Engage in Productive Recapitalization Discussions

DALLAS, Aug. 13 /PRNewswire-FirstCall/ — Blockbuster Inc. (Pink Sheets: BLOKA; BLOKB), a leading global provider of media entertainment, today announced financial results for the second quarter ended July 4, 2010. The Company also reported that it has reached agreement with certain of its senior secured noteholders on a new Forbearance Agreement as it continues to engage in productive discussions with certain of these noteholders and other strategic parties regarding various recapitalization opportunities. The new Forbearance Agreement is substantially similar to the prior forbearance agreement and is effective until September 30, 2010, unless earlier terminated in accordance with its terms. The extension of the forbearance period to September 30, 2010, provides Blockbuster with additional time and flexibility as it seeks to implement a more appropriate capital structure to support the Company’s strategies for long-term growth and enhanced financial performance.

Jim Keyes, chairman and chief executive officer of Blockbuster Inc., stated, “We appreciate the continued cooperation of our senior secured noteholders and the other parties involved in our ongoing recapitalization efforts. While making progress, this extension allows additional time to complete these complex, multiparty negotiations. To take advantage of its unique multi-channel model and revitalize its global brand, Blockbuster will require an improved capital structure. Our objective is to complete a recapitalization solution as soon as possible so we are better positioned to focus our attention and resources on the strategic opportunities to continue our business transformation.”

Keyes continued, “In recent months, we have enhanced Blockbuster’s competitive position by:

1)	selectively advertising the availability of new releases 28 days before our largest rental competitors;

2)	launching a partnership with Comcast offering our by-mail service to their customers;

3)	growing Blockbuster Express to approximately 6,000 automated retail machines, deployed by NCR; and

4)	expanding Blockbuster On Demand through Verizon Wireless’ Droid X by Motorola, and through select Philips and Toshiba Blu-ray players.”

Operational Update

In August, we launched a marketing partnership with Comcast covering store and by-mail channels. This partnership includes the launch of DVDs by Mail, a co-branded by-mail offer available at www.DVDsbymail.com. As part of the marketing partnership, Blockbuster is installing Comcast-dedicated kiosks in select stores that allow customers to quickly and easily learn about, and sign up for, Comcast services.

As a result of the partnership, Comcast customers now have access to Blockbuster’s DVDs by-mail service through the new co-branded Web site. On the site, customers can browse the 95,000 movies and television titles that are available on DVD and Blu-ray, create a queue of titles they want to rent and then get the DVDs through the mail or at a store, where they can also exchange their rentals. Additionally, Comcast customers now have a range of options for getting their movies and television programs. They can rent new releases the same day the titles are available in stores for purchase, in many cases a full 28 days before other entertainment providers have them. Customers also have the option of exchanging by-mail rentals at Blockbuster stores.

“This relationship gives us a cost-effective method for growing the reach and scale of our by-mail platform and leverages the power of our retail stores,” Keyes said.

In early August, Blockbuster announced the incorporation of games into its national by-mail offering. Subscribers can now select from over 3,000 games and add them to their queue, just as they would movies, at no additional charge. These available titles represent approximately 90 percent of game titles released since 2000 for Xbox, Xbox 360, PlayStation 2, PlayStation 3 and Wii.

Consolidated Second Quarter Financial Results

Total revenues for the second quarter of 2010 were $788 million, compared to total revenues of $982 million for the same period one year ago.

Net loss for the second quarter of 2010 was $69 million, or $0.32 per share, compared to a net loss of $37 million, or $0.21 per share, in the second quarter of 2009. Net loss for the second quarter was affected by the closure of company-operated stores, the decline in same-store sales, and liquidity issues including costs associated with recapitalization initiatives and lease termination costs.

Additional details regarding the Company’s second quarter 2010 results may be found in its Quarterly Report on Form 10-Q for the fiscal quarter ended July 4, 2010, filed with the Securities and Exchange Commission (“SEC”).

New Forbearance Agreement

The new Forbearance Agreement was reached with noteholders who have, collectively, represented that they hold approximately seventy percent (70%) of the Company’s 11.75 percent senior secured notes due 2014. The executing noteholders have agreed to forbear from exercising certain rights and remedies they may have under the indenture and related collateral documents arising from not receiving payments due under the senior secured notes on July 1, 2010. The forbearance period, under the new Forbearance Agreement, will expire on September 30, 2010, unless earlier terminated in accordance with its terms. The forbearance period may be extended upon written agreement by the parties.

Additional information

Additional details regarding the Company’s second quarter 2010 results may be found in its Quarterly Report on Form 10-Q for the fiscal quarter ended July 4, 2010, filed with the SEC. Information may also be found in the Company’s Annual Report on Form 10-K for the year ended January 3, 2010 and in other filings from time-to-time with the SEC.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may also be included from time to time in our other public filings, press releases, our website and oral and written presentations by management. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “predicts,” “targets,” “seeks,” “could,” “intends,” “foresees” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements in this release under the heading “Business Outlook” and statements that describe our strategies, initiatives, objectives, plans or goals are forward-looking. These forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-looking statements. The risk factors set forth under “Item 1A. Risk Factors” in our Annual Reports on Form 10-K and other matters discussed from time to time in our filings with the Securities and Exchange Commission, including the “Disclosure Regarding Forward-Looking Information” and “Risk Factors” sections of our Quarterly Reports on Form 10-Q, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements. Currently, the risks and uncertainties that may most directly impact our future results include (i) whether, even despite the successful implementation of one or more of the recapitalization initiatives we are currently pursuing, we will be forced to file for protection under Chapter 11 of the U.S. Bankruptcy Code, which could materially adversely affect our relationships with existing and potential customers, employees, suppliers partners and others and could result in very little recovery to our existing security holders; (ii) whether we will have sufficient cash flows from operating activities, cash on hand and available borrowings under our credit facilities to service our indebtedness and finance the ongoing obligations of our business, and whether we will otherwise be able to remain in compliance with the terms of our debt agreements; (iii) whether the tightening or elimination of credit terms by studios will result in increased up-front cash commitments that we are unable to sustain on a long-term basis; and (iv) whether our stock price and liquidity will suffer as a result of the fact that our common stock is no longer listed on a national securities exchange and is quoted only on the Pink Sheets. In the event that the risks disclosed in our public filings and those discussed above cause results to differ materially from those expressed in our forward-looking statements, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. Accordingly, our investors are cautioned not to place undue reliance on these forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. Further, the forward-looking statements included in this release and those included from time to time in our other public filings, press releases, our website and oral and written presentations by management are only made as of the respective dates thereof. We undertake no obligation to update publicly any forward-looking statement in this release or in other documents, our website or oral statements for any reason, even if new information becomes available or other events occur in the future.

About Blockbuster Inc.

Blockbuster Inc. is a leading global provider of rental and retail movie and game entertainment. The company provides customers with convenient access to media entertainment anywhere, any way they want it—whether in-store, by-mail, through vending kiosks or digitally to their homes and mobile devices. With a highly recognized brand and a library of more than 125,000 movie and game titles, Blockbuster leverages its multichannel presence to serve nearly 47 million global customers annually. The company may be accessed worldwide at www.blockbuster.com.

Contacts:

Media – Patty Sullivan, Senior Director, Corporate Communications of Blockbuster Inc., +1-214-854-3874, patricia.sullivan@blockbuster.com

Investor Relations – +1-214-854-3000 or investor.relations@blockbuster.com